UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 29, 2005

Superconductor Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21074 (Commission File Number)	77-0158076 (IRS Employer Identification No.)

460 Ward Drive, Santa Barbara, CA (Address of Principal Executive Offices)	93111 (Zip Code)

Registrant’s telephone number, including area code: (805) 690-4500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Renewal of Line of Credit with Silicon Valley Bank

The Company’s line of credit is structured as a sale of accounts receivable. On March 29, 2005, the Company entered into an Accounts Receivable Purchase Modification Agreement with Silicon Valley Bank which extended its agreement originally entered into in March 2003 until June 15, 2006. The agreement provides for the sale of up to $5 million of eligible accounts receivable, with advances to the Company totaling 80% of the receivables sold. Advances under the agreement are collateralized by all the Company’s assets. Under the terms of the agreement, the Company continues to service the sold receivables and is subject to recourse provisions .

Item 9.01. Financial Statements and Exhibits.

     (c)     Exhibits.

     10.1     Accounts Receivable Modification Agreement dated as of March 16, 2005 by and between Superconductor and Silicon Valley Bank.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.
Date: March 29, 2005	By:	/s/ Martin S. McDermut
Martin S. McDermut, Senior Vice President,
Chief Financial Officer and Secretary

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